                                                                    EXHIBIT 10.3



                                 Lease between
                 Sobrato Interests III and Nvidia Corporation

Section......................................................................................................Page #
Parties...........................................................................................................1
Premises..........................................................................................................1
   Definitions....................................................................................................1
   Description....................................................................................................2
Use...............................................................................................................2
   Permitted Uses.................................................................................................2
   Uses Prohibited................................................................................................2
   Advertisements and Signs.......................................................................................3
   Covenants, Conditions and Restrictions.........................................................................3
Term and Rental...................................................................................................3
   Base Monthly Rent..............................................................................................3
   Late Charges...................................................................................................3
   Security Deposit...............................................................................................4
Construction......................................................................................................5
   Building Shell Construction....................................................................................5
   Tenant Improvement Construction................................................................................5
   Pricing........................................................................................................6
   Change Orders..................................................................................................6
   Building Shell Costs...........................................................................................7
   Tenant Improvement Costs.......................................................................................7
   Force Majeure..................................................................................................8
   General Contractor Overhead & Profit...........................................................................8
   Tenant Delays..................................................................................................8
   Insurance......................................................................................................8
   Punch List & Warranty..........................................................................................8
   Other Work by Tenant...........................................................................................9
   Landlord's Failure to Complete Construction....................................................................9
Acceptance of Possession and Covenants to Surrender...............................................................9
   Delivery and Acceptance........................................................................................9
   Condition Upon Surrender......................................................................................10
   Failure to Surrender..........................................................................................10
Alterations and Additions........................................................................................11
   Tenant's Alterations..........................................................................................11
   Free From Liens...............................................................................................11
   Compliance With Governmental Regulations......................................................................11

                                    Page i

Maintenance of Premises..........................................................................................12
   Landlord's Obligations........................................................................................12
   Tenant's Obligations..........................................................................................12
   Landlord and Tenant's Obligations Regarding Reimbursable Operating Costs......................................12
   Reimbursable Operating Costs..................................................................................12
   Tenant's Allocable Share......................................................................................13
   Waiver of Liability...........................................................................................13
Hazard Insurance.................................................................................................13
   Tenant's Use..................................................................................................13
   Landlord's Insurance..........................................................................................13
   Tenant's Insurance............................................................................................14
   Waiver........................................................................................................14
Taxes............................................................................................................14
Utilities........................................................................................................15
Toxic Waste and Environmental Damage.............................................................................15
   Tenant's Responsibility.......................................................................................15
   Tenant's Indemnity Regarding Hazardous Materials..............................................................15
   Actual Release by Tenant......................................................................................16
   Environmental Monitoring......................................................................................17
Tenant's Default.................................................................................................17
   Remedies......................................................................................................17
   Right to Re-enter.............................................................................................18
   Abandonment...................................................................................................18
   No Termination................................................................................................18
   Non-Waiver....................................................................................................18
   Performance by Landlord.......................................................................................19
   Habitual Default..............................................................................................19
Landlord's Liability.............................................................................................19
   Limitation on Landlord's Liability............................................................................19
   Limitation on Tenant's Recourse...............................................................................19
   Indemnification of Landlord...................................................................................20
Destruction of Premises..........................................................................................20
   Landlord's Obligation to Restore..............................................................................20
   Limitations on Landlord's Restoration Obligation..............................................................20
Condemnation.....................................................................................................21
Assignment or Sublease...........................................................................................21
   Consent by Landlord...........................................................................................21
   Assignment or Subletting Consideration........................................................................22
   No Release....................................................................................................22
   Reorganization of Tenant......................................................................................22
   Permitted Transfers...........................................................................................23
   Effect of Default.............................................................................................23
   Effects of Conveyance.........................................................................................23
   Successors and Assigns........................................................................................23

                                    Page ii

Option to Extend the Lease Term..................................................................................24
   Grant and Exercise of Option..................................................................................24
   Determination of Fair Market Rental...........................................................................24
   Resolution of a Disagreement over the Fair Market Rental......................................................25
   Personal to Tenant............................................................................................25
General Provisions...............................................................................................25
   Attorney's Fees...............................................................................................25
   Authority of Parties..........................................................................................25
   Brokers.......................................................................................................25
   Choice of Law.................................................................................................26
   Dispute Resolution............................................................................................26
   Entire Agreement..............................................................................................27
   Entry by Landlord.............................................................................................27
   Estoppel Certificates.........................................................................................27
   Exhibits......................................................................................................28
   Interest......................................................................................................28
   Modifications Required by Lender..............................................................................28
   No Presumption Against Drafter................................................................................28
   Notices.......................................................................................................28
   Property Management...........................................................................................28
   Rent..........................................................................................................28
   Representations...............................................................................................28
   Rights and Remedies...........................................................................................29
   Severability..................................................................................................29
   Submission of Lease...........................................................................................29
   Subordination.................................................................................................29
   Survival of Indemnities.......................................................................................29
   Time..........................................................................................................29
   Transportation Demand Management Programs.....................................................................29
   Waiver of Right to Jury Trial.................................................................................30
Right of First Offer to Purchase.................................................................................30
   Grant and Exercise of Option..................................................................................30
   Exclusions....................................................................................................30
EXHIBIT A - Building and Project.................................................................................32
EXHIBIT B - CC&R Declaration.....................................................................................33
EXHIBIT C - Draft Letter of Credit...............................................................................34
EXHIBIT D - Building Shell Definition............................................................................35
EXHIBIT E - Building Shell Plans and Specifications..............................................................38
EXHIBIT F - Tenant Improvement Plans and Specifications..........................................................39

                                   Page iii

1. Parties: THIS LEASE, is entered into on this 4th day of April, 2000, ("Effective Date") between Sobrato Interests III, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014 and Nvidia Corporation, a Delaware Corporation, whose address is 3535 Monroe Street, Santa Clara, California, 95051, hereinafter called respectively Landlord and Tenant.

2.   PREMISES:

     A.  Definitions.

              i. Building C. The term "Building C" shall mean that three (3) story steel frame building containing approximately 125,000 rentable square feet and all Tenant Improvements installed therein to be constructed by Landlord and leased by Tenant pursuant to the terms of this Lease in the location labeled as Building C on Exhibit "A" attached hereto and commonly known as 2711 San Tomas
              -----------
Expressway, Santa Clara, California.

              ii. Building B. The term "Building B" shall mean that three (3) story steel frame building containing approximately 125,000 rentable square feet which Landlord intends to construct in the location labeled as Building B on Exhibit "A" and commonly known as 2731 San Tomas Expressway, Santa Clara,
-----------
California.

              iii. Building A. The term "Building A" shall mean that three (3) story steel frame building containing approximately 125,000 rentable square feet which Landlord intends to construct in the location labeled as Building A on Exhibit "A" and commonly known as 2721 San Tomas Expressway, Santa Clara,
-----------
California.

              iv. Building D. The term "Building D" shall mean that three (3) story steel frame building containing approximately 125,000 rentable square feet which Landlord intends to construct in the location labeled as Building D on Exhibit "A" and commonly known as 2701 San Tomas Expressway, Santa Clara,
-----------
California.

              v. Common Area. The term "Common Area" shall initially mean that certain real property and all improvements thereon surrounding Building A, Building C and Building D, including surface parking, a multi-level parking structure to accommodate approximately 550 cars, and all landscaped areas. At completion of Building B, the term "Common Area" shall mean that certain real property and all improvements thereon surrounding the Building A, Building B, Building C, and Building D, including surface parking to accommodate approximately 1,150 cars, a multi-level parking structure estimated to cost Five Million Dollars ($5,000,000.00) to accommodate approximately 550 cars, and all landscaped areas. Tenant shall have the non-exclusive right to utilize the Common Area as specifically set forth in a Declaration of Covenants, Conditions and Restrictions (" CC&R Declaration") to be prepared by Landlord and attached to the Lease as Exhibit "B" within thirty (30) days following Lease execution.
                -----------
The CC&R Declaration shall be subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed.

              vi. Project. The term "Project" shall be that certain real property consisting of approximately 19.2 acres at the corner of San Tomas Expressway and Walsh Avenue in Santa Clara, California, and all improvements constructed thereon consisting, at full buildout, of Building A, Building B, Building C, Building D, and the Common Area as shown in Exhibit "A". Tenant
                                                        -----------
shall be responsible to ensure that the total number of vehicles parked in the Project by employees and invitees of Tenant pursuant to this

Lease does not exceed 425.

              vii. Premises. The term "Premises" shall mean Building C, also referred to herein as "Building", and a non-exclusive right to use the Common Area. Unless expressly provided otherwise, the term Premises as used herein shall include the Tenant Improvements (defined in Section 5.B) constructed by Tenant pursuant to Section 5.B. Tenant acknowledges Landlord's right to and hereby consents to Landlord's construction of the Project and Common Area.

         B.   Grant:    Landlord hereby leases the Premises to Tenant, and
Tenant hires the Premises from Landlord.

         C. Recordation of Parcel Map and Declaration: Tenant consents to recordation by Landlord of a Parcel Map ("Parcel Map") and CC&R Declaration provided, however, that Landlord shall not record the Parcel Map and CC&R Declaration until Tenant has had fifteen (15) business days to review. Landlord is seeking approval of the Parcel Map and CC&R Declaration to subdivide the existing parcel into smaller lots to facilitate Landlord's operation, construction, financing, lease and/or sale of the Project in parts. Landlord's failure to obtain approval of the Parcel Map or CC&R Declaration shall in no way invalidate this Lease. In the event the Parcel Map and CC&R Declaration are recorded by Landlord, the Section 2.A.vi shall be replaced by following: The term "Premises" shall mean (i) the Building; and (ii) the nonexclusive right to use the Common Area in accordance with the terms and conditions of the CC&R Declaration and this Lease. This Lease shall be subject and subordinate in all respects to the CC&R Declaration, as the same may be amended from time to time. Tenant covenants and agrees to refrain from doing or causing to be done, or permitting any thing or act to be done, which would constitute a default under the CC&R Declaration or which would or might make Landlord liable for any damages, claims or penalty. All assessments charged to the Premises pursuant to the CC&R Declaration shall constitute a part of Tenant's Allocable Share of Reimbursable Operating Costs pursuant to Section 8 of this Lease.

3.   USE:

     A. Permitted Uses: Tenant shall use the Premises as permitted under applicable zoning laws only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, research and development, sales, testing, marketing, production, distribution, failure analysis, light manufacturing, ancillary storage and other incidental and similar uses. Tenant shall use only the number of parking spaces allocated to Tenant under this Lease. All commercial trucks and delivery vehicles shall
(i) be parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain within the Project only so long as is reasonably necessary to complete the loading and unloading. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

     B. Uses Prohibited: Tenant shall not commit or suffer to be committed on the Premises any waste, nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises, nor allow any sale by auction or any other use of the Premises for an unlawful purpose. Tenant shall not (i) damage or overload the electrical, mechanical or plumbing systems of the Premises, (ii) attach, hang or suspend anything from the ceiling, walls or columns of the building or set any load on the floor in excess of the load limits for which such items are designed, or (iii) generate dust, fumes or waste products which create a fire or health hazard or damage the Premises or any portion of the Project, including without limitation the soils or ground water in or around the Project. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature, or any waste materials, refuse, scrap or debris, shall be stored upon or permitted to remain on any portion of the Premises outside of the Building without

Landlord's prior approval, which approval may be withheld in its sole discretion.

     C. Advertisements and Signs: Tenant will not place or permit to be placed, in, upon or about the Premises any signs not approved by the city and other governing authority having jurisdiction. Tenant will not place or permit to be placed upon the Premises any signs, advertisements or notices without the written consent of Landlord as to type, size, design, lettering, coloring and location, which consent will not be unreasonably withheld. Any sign placed on the Premises shall be removed by Tenant, at its sole cost, prior to the Expiration Date or promptly following the earlier termination of the Lease, and Tenant shall repair, at its sole cost, any damage or injury to the Premises caused thereby, and if not so removed, then Landlord may have same so removed at Tenant's expense.

     D. Covenants, Conditions and Restrictions: This Lease is subject to the effect of (i) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record and any other matters or documents of record; and (ii) any zoning laws of the city, county and state where the Building is situated (collectively referred to herein as "Restrictions") and Tenant will conform to and will not violate the terms of any such Restrictions.

4.   TERM AND RENTAL:

     A. Base Monthly Rent: The term ("Lease Term") shall be for one hundred twenty eight (128) months, commencing on substantial completion of construction as determined pursuant to Section 5.B (the "Commencement Date") estimated to occur on July 1, 2001 and ending one hundred twenty eight (128) months thereafter, ("Expiration Date"). Notwithstanding the Parties agreement that the Lease Term begins on the Commencement Date, this Lease and all of the obligations of Landlord and Tenant shall be binding and in full force and effect from and after the Effective Date. In addition to all other sums payable by Tenant under this Lease, Tenant shall pay base monthly rent ("Base Monthly Rent") for the Premises according to the following schedule:

Months 01 - 12:       $393,750.00  ($3.15 p.s.f.)
Months 13 - 24:       $407,500.00  ($3.26 p.s.f.)
Months 25 - 36:       $421,250.00  ($3.37 p.s.f.)
Months 37 - 48:       $436,250.00  ($3.49 p.s.f.)
Months 49 - 60:       $451,250.00  ($3.61 p.s.f.)
Months 61 - 72:       $467,500.00  ($3.74 p.s.f.)
Months 73 - 84:       $483,750.00  ($3.87 p.s.f.)
Months 85 - 96:       $501,250.00  ($4.01 p.s.f.)
Months 97 - 108:      $518,750.00  ($4.15 p.s.f.)
Months 109 - 120:     $536,250.00  ($4.29 p.s.f.)
Months 121 - 128:     $555,000.00  ($4.44 p.s.f.)

Upon Substantial Completion of construction, the Building shall be measured by Tenant's Architect (as defined in Section 5.B) from outside wall/glass to outside wall/glass of each floor, without deductions, to arrive at the actual rentable square footage ("Rentable Square Footage"). If the Rentable Square Footage differs from 125,000 square feet, the Base Monthly Rent for each year of the Lease Term shall be modified so as to equal the product of (i) the Rentable Square Footage, and (ii) the price-per-square-foot rate for each year as shown in the above schedule.

Base Monthly Rent shall be due in advance on or before the first day of each calendar month during the Lease Term. All sums payable by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America, without offset or deduction and without prior notice or demand, at the address specified in Section 1 of this Lease or at such place or places as may be designated in writing by Landlord during the Lease Term. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of One Hundred Ninety Six Thousand Eight Hundred Seventy Five Dollars ($196,875.00) as prepaid rent for one half of the first month of the Lease. The remaining half ($196,875.00) shall be paid by Tenant to Landlord no later than December 20, 2000.

     B. Late Charges: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include but are not limited to: administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage, or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or other sum due from Tenant shall not be received by Landlord or its designee within five (5) days after Tenant has received written notice from Landlord of non-payment, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, which late charge shall be due and payable on the same date that the overdue amount was due. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant, excluding interest and attorneys fees and costs. If any rent or other sum due from Tenant remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate specified in Section 19.J following the date such amount became due until paid. Acceptance by Landlord of such late charge shall not constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then the Base Monthly Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

     D. Security Deposit: Unless Tenant elects to post a Letter of Credit as provided below, Tenant shall deposit with Landlord prior to the Commencement Date the sum of Three Hundred Ninety Four Thousand Dollars ($394,000.00) ("Security "Deposit"). Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to interest on the Security Deposit. If Tenant defaults with respect to any provisions of the Lease, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use any or all of the Security Deposit towards payment of the following: (i) Base Monthly Rent or other charges in default; (ii) any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default including, but not limited to Tenant's failure to restore or clean the Premises following vacation thereof. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten
(10) days after written demand from Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full original amount, and shall pay to Landlord such other sums as necessary to reimburse Landlord for any sums paid by Landlord. If Tenant shall be in monetary default more than three (3) times in any twelve (12) month period, irrespective of whether or not such default is cured, then the Security Deposit shall, within ten (10) days after demand by Landlord, be increased by Tenant to an amount equal to three (3) times the Base Monthly Rent. Tenant may not assign or encumber the Security Deposit without the consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord. The Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and surrender of the Premises to Landlord, less any amount deducted in accordance with this Section, together with Landlord's written notice itemizing the amounts and purposes for such deduction. In the event of termination of Landlord's interest in this Lease, Landlord may deliver or credit the Security Deposit to Landlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit.

Landlord agrees that in lieu of a cash Security Deposit, Tenant may deposit a letter of credit ("Letter of Credit") substantially in the form attached hereto as Exhibit "C". Landlord shall be entitled to draw against the Letter of Credit
   -----------
at any time provided only that Landlord certifies to the issuer of the Letter of Credit that Tenant is in default under the Lease. Tenant shall keep the letter of credit in effect during the entire Lease Term, as the same may be extended, plus a period of four (4) weeks after expiration of the Lease Term. At least thirty (30) days prior to expiration of any Letter of Credit, the term thereof shall be renewed or extended for a period of at least one (1) year. Tenant's failure to so renew or extend the Letter of Credit shall be a material default of this Lease by Tenant. In the event Landlord draws against the Letter of Credit, Tenant shall replenish the existing Letter of Credit or cause a new Letter of Credit to be issued such that the aggregate amount of letters of credit available to Landlord at all times during the Lease Term is the amount of the Security Deposit originally required.

5.   CONSTRUCTION:

     A. Building Shell Construction: Landlord shall cause the Building Shell (as defined on the Building Shell Definition attached as Exhibit "D") and certain
                                                     -----------
Building Core Improvements (as defined below) to be constructed by Landlord's affiliated construction company, Sobrato Construction Corporation ("General Contractor") in accordance with the Building Shell plans and guideline specifications prepared by Form 4 Associates ("Landlord's Architect") and attached as Exhibit "E" ("Building Shell Plans and Specifications"). The
            -----------
Building Shell Plans and Specifications include certain elements of the Building core ("Building Core Improvements") which is defined as those items typically associated in the industry with an office building core including elevators, restrooms, fire sprinklers, HVAC and electrical systems distributed to each floor, exiting stair finishes, and a finished building lobby. Although certain Building Core Improvements have been designed by Landlord's Architect and incorporated into the Building Shell Plans and Specifications, it is understood and agreed that Building Core Improvements are classified as part of Tenant Improvements and all costs associated with the design and construction thereof shall be paid by Tenant pursuant to Section 5.F. below. The Building Shell and Building Core Improvements shall be constructed in a good and workmanlike fashion and in compliance with all codes, laws, rules and regulations of applicable governmental authority. Landlord shall assign to Tenant any warranties related to the Building Shell and Building Core Improvements which would reduce Tenant's maintenance obligations hereunder and shall cooperate with Tenant to enforce all such warranties.

     B. Tenant Improvement Construction: Tenant, at Tenant's sole cost and expense, shall retain an interior architect ("Tenant's Architect") to prepare plans and outline specifications to be attached as Exhibit "F" ("Tenant
                                                   -----------
Improvement Plans and Specifications") with respect to the construction of the balance of the improvements to the interior of the Premises ("Tenant Improvements") necessary for Tenant's use and occupancy of the Building. Landlord shall cause Tenant Improvements to be constructed by the General Contractor in accordance with the Tenant Improvement Plans and Specifications. The Tenant Improvement Plans and Specifications shall be completed for all aspects of the work by November 30, 2000 with all detail necessary for submittal to the city for issuance of building permits and for construction and shall include any information required by the relevant agencies regarding Tenant's use of Hazardous Materials if applicable. The Tenant Improvements shall consist of all items not included within the scope of the Building Shell Definition, including all Building Core Improvements. All Tenant Improvements shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed. The Tenant Improvement Plans and Specifications shall provide for a minimum build-out in all areas of the Premises consisting of: (i) fire sprinklers, (ii) floor coverings, (iii) t-bar suspended ceiling (iv) distribution of the HVAC system, (v) 2' x 4' drop-in florescent lighting, and
(vi) any other work required by the City of Santa Clara necessary to obtain a Certificate of Occupancy. Tenant shall not have the right to delay the completion of the foregoing minimum Tenant Improvement build-out. The Tenant Improvement Plans and Specifications shall be prepared in sufficient detail to allow General Contractor to construct the Tenant Improvements. The Tenant Improvements shall not be removed or altered by

Tenant without the prior written consent of Landlord as provided in Section 7 below. Tenant shall have the right to depreciate and claim and collect any investment tax credits related to the Tenant Improvements. Upon expiration of the Lease Term or any earlier termination of the Lease, the Tenant Improvements shall become the property of Landlord and shall remain upon and be surrendered with the Premises, and title thereto shall automatically vest in Landlord without any payment therefore.

Landlord shall use its reasonable best efforts to obtain a building permit from the City of Santa Clara for the Tenant Improvements as soon as possible after submittal of the Tenant Improvement Plans and Specifications, and thereafter to cause the General Contractor to Substantially Complete the Tenant Improvements. The Tenant Improvements shall be deemed substantially complete when: (i) Tenant Improvements have been substantially completed in accordance with the Tenant Improvement Plans and Specifications, as evidenced by the issuance of a certificate of occupancy or its equivalent by the appropriate governmental authority, and (ii) Tenant's Architect has certified that the Tenant Improvements have been completed in accordance with the Tenant Improvement Plans and Specifications. Installation of (i) Tenant's data and phone cabling, (ii) Tenant's furniture, or (iii) the exterior landscaping shall not be required in order to deem the Tenant Improvements Substantially Complete.

     C. Pricing: Within ten (10) days after completion of the Tenant Improvements Plans and Specifications, Landlord shall cause the General Contractor to submit to Tenant competitive bids from at least three (3) subcontractors for each aspect of the work in excess of Fifty Thousand and No/100 Dollars ($50,000.00) related to the Tenant Improvements specified on the Tenant Improvements Plans and Specifications. Landlord shall cause the General Contractor to utilize the low bid in each case unless Tenant approves General Contractor's use of another subcontractor. The cost of the Tenant Improvements shall be based upon construction expenses equal to (i) the bid amounts as approved by Tenant, (ii) a five percent (5%) contingency to protect the General Contractor against cost overruns, and (iii) the general contractor fee specified in Section 5.I. below ("Tenant Improvement Budget"). Upon Tenant's written approval of the Tenant Improvement Budget, which approval shall not be unreasonably withheld or delayed, Landlord and Tenant shall be deemed to have given their respective approvals of the final Tenant Improvement Plans and Specifications on which the cost estimate was made, and the General Contractor shall proceed with the construction of the Tenant Improvements in accordance with the terms of this Section 5. If Tenant does not specifically approve or disapprove the bids within seven (7) days of submittal to Tenant, Tenant shall be deemed to have approved the bids.

     D. Change Orders: Other than changes in the Building Core Improvements, Tenant shall have the right to order changes in the manner and type of construction of the Tenant Improvements. Upon request and prior to Tenant's submitting any binding change order, Landlord shall cause the General Contractor to promptly provide Tenant with written statements of the cost to implement and the time delay and increased construction costs associated with any proposed change order, which statements shall be binding on General Contractor. If no time delay or increased construction cost amount is noted on the written statement, the parties agree that there shall be no adjustment to the construction cost or the Commencement Date associated with such change order. If ordered by Tenant, Landlord shall cause the General Contractor to implement such change order and the cost of constructing the Tenant Improvements shall be increased or decreased in accordance with the cost statement previously delivered by General Contractor to Tenant for any such change order.

Notwithstanding the foregoing, Tenant not be liable for time delays or construction cost increases associated with change orders under this Section 5.D. which are the result of errors on the part of Landlord or General Contractor.

     E. Building Shell Costs: Landlord shall pay all costs and expenses associated with construction of the Building Shell. The Building Shell Definition shall be the governing document in specifying the costs associated with the Building Shell.

     F. Tenant Improvement Costs: Within thirty (30) days of the Lease Commencement Date, Landlord shall reimburse Tenant up to Eighty Seven Thousand Five Hundred Dollars ($87,500.00) towards Tenant Improvement costs associated with: (i) exterior upgrades related to the cafeteria; and (ii) covered walkways connecting the Buildings. Other than the foregoing, Tenant shall pay all costs associated with the Tenant Improvements (which includes Building Core Improvements) including, but not limited to: construction costs, all permit fees, all fees associated with Tenant's Architect, engineers and consultants, construction taxes or other costs imposed by governmental authorities related to the Tenant Improvements, and the General Contractor overhead as described in
Section 5.I. below. During the course of construction of the Tenant Improvements, Landlord shall cause the General Contractor to deliver to Tenant not more than once each calendar month a written request for payment ("Progress Invoice") which shall include and be accompanied by General Contractor's certified statements setting forth the amount requested, certifying the percentage of completion of each item for which reimbursement is requested. Tenant shall have a right of reasonable review and approval of the Progress Invoice, including the right to review all applicable backup documentation. Tenant shall pay directly to the General Contractor the amount due pursuant to the Progress Invoice, within fifteen (15) business days after Tenant's receipt of the above items. All costs for Tenant Improvements shall be fully documented to Tenant and subject to verification by Tenant.

     G. Letter of Credit to Secure Tenant Improvement Construction: On or before the date Landlord commences construction of the Building Shell, Tenant shall deposit with Landlord a letter of credit ("Construction Letter of Credit") substantially in the form attached hereto as Exhibit "C" in an initial amount of
                                             -----------
Three Million Five Hundred Thousand Dollars ($3,500,000.00), which amount shall be increased upon commencement of construction of Tenant Improvements by an additional Three Million Five Hundred Thousand Dollars ($3,500,000.00) (less any amounts already paid by that date by Tenant to General Contractor for Tenant Improvements), to secure Tenant's obligation to complete Tenant Improvements pursuant to this Lease. The Construction Letter of Credit shall thereafter be reduced upon presentation to Landlord no more than once every sixty (60) days of evidence reasonably satisfactory to Landlord that a percentage of the Tenant Improvements equal to the requested reduction has been satisfactorily completed and paid for including partial lien waivers and architects' certificates. Upon Landlord's receipt of reasonably satisfactory evidence that the Tenant Improvements have been completed free of liens and that Tenant has fully paid for the cost of all of Tenant Improvements, the Construction Letter of Credit shall be cancelled and returned to Tenant by Landlord. Landlord shall be entitled to draw against the full amount of the Construction Letter of Credit at any time provided only that Landlord certifies to the issuer of the Construction Letter of Credit that Tenant has failed to make a payment for Tenant Improvement costs as provided in 5.F, that Tenant has failed to timely renew or extend the Construction Letter of Credit as required by this paragraph, or that Tenant has failed to amend the Construction Letter of Credit or obtain a new Construction Letter of Credit as required by this paragraph. Tenant shall keep the Construction Letter of Credit in effect at all times prior to payment in full for the Tenant Improvements. At least sixty (60) days prior to expiration of any Construction Letter of Credit, the term thereof shall be renewed or extended for a period that extends until Tenant has paid in full for the Tenant Improvements. Tenant's failure to so renew or extend the Construction Letter of Credit shall be a material default of this Lease by Tenant entitling Landlord to draw down on the entire amount of the Construction Letter of Credit. Any amounts drawn on the Construction Letter of Credit shall be used to pay for the cost of the Tenant Improvements. In the event the

Construction Letter of Credit is drawn by Landlord, and the proceeds used to pay for the completion of the Tenant Improvements, then promptly following Landlord's completion of the Tenant Improvements Landlord shall refund to Tenant any excess proceeds from the Construction Letter of Credit. In the event of termination of Landlord's interest in this Lease, Landlord may deliver the Construction Letter of Credit and/or the unused proceeds of any draw against the Construction Letter of Credit to Landlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Construction Letter of Credit.

     H. Force Majeure: Any prevention, delay or stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuel or reasonable substitutes therefor, governmental restrictions, regulations, controls, civil commotion, fire or other act of God, and another causes beyond the reasonable control of Landlord (except financial inability), each a "Force Majeure Delay", shall extend the dates contained in Section 4 and this Section 5 by a period equal to the period of any said prevention, delay or stoppage. If Landlord cannot obtain building permits or Substantially Complete construction by the dates set forth herein, this Lease shall not be void or voidable nor shall Landlord be liable for any loss or damage resulting therefrom.

     I. General Contractor Overhead & Profit: As compensation to General Contractor for its services related to construction of the Tenant Improvements, General Contractor shall receive a fee of seven percent (7%) of the cost of construction to cover all of the following: construction supervision and administration, temporary on-site facilities, home office administration, supervision, and coordination and construction profit. Except as provided therein, Landlord or General Contractor shall not receive any other fee or payment from Tenant in connection with General Contractor's services.

     J. Tenant Delays: A "Tenant Delay" shall mean any delay in Substantial Completion of the Building as a result of any of the following: (i) Tenant's failure to complete or approve the Tenant Improvement Plans by November 30, 2000; (ii) Tenant's failure to approve the bids for construction by the dates set forth in Section 5.C, (iii) changes to the plans requested by Tenant which delay the progress of the work, unless such changes are a result of Landlord or General Contractor error, (iv) Tenant's request for materials components, or finishes which are not available in a commercially reasonable time given the target Commencement Date, provided Tenant is made aware of such unavailability,
(v) Tenant's failure to make a progress payment for Tenant Improvement costs as provided in Section 5.F, (vi) Tenant's request for more than one (1) rebidding of the cost of all or a portion of the work, and (vii) any errors or omissions in the Tenant Improvement Plans provided by Tenant's architect. Notwithstanding anything to the contrary set forth in this Lease, and regardless of the actual date the Premises are Substantially Complete, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delay had occurred as reasonably determined by Landlord. In addition, if a Tenant Delay results in an increase in the cost of the labor or materials, Tenant shall pay the cost of such increases.

     K. Insurance: Landlord shall cause the General Contractor to procure (as a cost of the Building Shell) a "Broad Form" liability insurance policy in the amount of Three Million Dollars ($3,000,000.00). Landlord shall also procure (as a cost of the Building Shell) builder's risk insurance for the full replacement cost of the Building Shell and Tenant Improvements while the Building Shell and Tenant Improvements are under construction, up until the date that the casualty insurance policy described in Section 9 is in full force and effect.

     L. Punch List & Warranty: After the Building Shell and Tenant Improvements are Substantially Complete, Landlord shall cause the General Contractor to immediately correct any construction defect or other "punch list" item which Tenant brings to General Contractor's attention. All such work shall be performed so as to reasonably minimize the interruption to Tenant and its activities on the Premises. Landlord and

General Contractor shall provide a standard contractor's warranty with respect to the Building Shell and the Tenant Improvements for one (1) year from the Commencement Date. Such warranty shall exclude routine maintenance, damage caused by Tenant's negligence or misuse, and acts of God.

     M. Other Work by Tenant: All work not described in the Shell Plans and Specifications or Tenant Improvement Plans and Specifications, such as furniture, telephone equipment, telephone wiring and office equipment work, shall be furnished and installed by Tenant at Tenant's cost. Prior to Substantial Completion, Tenant shall be obligated to (i) providing active phone lines to any elevators, and (ii) contract with a firm to monitor the fire system. When the construction of the Tenant Improvements has proceeded to the point where Tenant's work of installing its fixtures and equipment in the Premises can be commenced, General Contractor shall notify Tenant and shall permit Tenant and its authorized representatives and contractors access to the Premises before the Commencement Date (and without any obligation to pay Base Monthly Rent and other expenses associated with the Lease) for the purpose of installing Tenant's trade fixtures and equipment. Any such installation work by Tenant or its authorized representatives and contractor shall be undertaken upon the following conditions: (i) the entry into the Premises by Tenant or its representatives or contractors shall not interfere with or delay General Contractor's work, and (ii) any contractor used by Tenant in connection with such entry and installation shall use union labor.

     N. Landlord's Failure to Complete Construction: If the Building is not Substantially Complete in accordance with the Building Shell Plans and Specifications and Tenant Improvements Plans and Specifications by November 30, 2001, then Tenant, upon written notice to Landlord, shall be entitled to complete construction of the Building and offset the cost of construction for which Landlord is responsible under this Lease, plus interest at the Agreed Interest Rate, against Tenant's obligation for the initial Base Monthly Rent due under this Lease. The completion by Tenant of Landlord's construction obligations as provided in this Section 5.N. shall be the sole and exclusive remedy of Tenant with respect to the failure by Landlord to achieve Substantial Completion of the Building by November 30, 2001. In the event that Tenant shall be required to complete Landlord's Work, Landlord agrees to promptly assign to Tenant upon demand all plans and specifications relating to construction for which Landlord is responsible under this Lease in order to effectuate the completion thereof, and to cooperate with Tenant in connection with the completion of such work. Nothing herein shall diminish Landlord's obligation to act in good faith to promptly commence and diligently prosecute the Landlord's Work.

The foregoing notwithstanding, the November 30, 2001 date shall be extended one day for every day of Force Majeure Delay or Tenant Delay as defined in Sections 5.H and 5.J above.

6.   ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER:

     A. Delivery and Acceptance: On the Commencement Date, Landlord shall deliver and Tenant shall accept possession of the Premises and enter into occupancy of the Premises on the Commencement Date. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition, subject to all Restrictions and without representation or warranty by Landlord except as provided in Section 5.L. above. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance of any work of improvement done by Landlord in such part as complete and in accordance with the terms of this Lease except for "Punch List" type items of which Tenant has given Landlord written notice prior to the time Tenant takes possession. At the time Landlord delivers possession of the Premises to Tenant, Landlord and Tenant shall together execute an acceptance agreement. Landlord shall have no obligation to deliver possession, nor shall Tenant be entitled to take occupancy, of the Premises until such acceptance agreement has been executed, and Tenant's obligation to pay Base Monthly Rent and Additional Rent shall not be excused or delayed because of Tenant's failure to execute such acceptance agreement. Within one hundred fifty (150) days after the Commencement Date, Tenant agrees that it or its subtenant(s) will be in occupancy of at least fifty percent (50%) of the rentable square footage of the Premises.

     B. Condition Upon Surrender: Tenant further agrees on the Expiration Date or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, normal wear and tear excepted. In this regard, "normal wear and tear" shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair replacement, and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the Expiration Date or sooner termination of this Lease: (i) all interior walls shall be painted or cleaned so that they appear freshly painted, (ii) all tiled floors shall be cleaned and waxed, (iii) all carpets shall be cleaned and shampooed, (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced, (v) all cabling placed above the ceiling by Tenant or Tenant's contractors shall be removed, (vi) all windows shall be washed; (vii) the HVAC system shall be serviced by a reputable and licensed service firm and left in "good operating condition and repair" as so certified by such firm,
(viii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses. On or before the Expiration Date or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises. All property and fixtures not so removed shall be deemed as abandoned by Tenant. At the expiration of the Lease Term, Landlord shall not have the right to require that Tenant remove from the Premises any Alterations made with Landlord's consent unless Landlord, at the time of granting such consent, indicates that the subject Alteration must be removed upon the expiration of the Lease Term. With respect to Permitted Alterations as defined in Section 7A. below, Tenant shall ascertain from Landlord within ninety
(90) days before the Expiration Date whether Landlord desires to have such Permitted Alterations removed. Tenant shall repair any damage to the Building which results from Tenant's removal of any Alteration or removal of any improvements and/or Tenant's equipment, fixtures, and components. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to the extent such compliance is necessitated by the repair and restoration work.

     C. Failure to Surrender: If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this Section 6, Tenant shall be deemed in a holdover tenancy pursuant to this
Section 6.C and Tenant shall indemnify, defend, and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay and costs incurred by Landlord in returning the Premises to the required condition, plus interest at the Agreed Interest Rate. Any holding over after the termination or Expiration Date with Landlord's express written consent, shall be construed as month-to-month tenancy, terminable on thirty (30) days written notice from either party, and Tenant shall pay as Base Monthly Rent to Landlord a rate equal to one hundred twenty five percent (125%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. If Tenant remains in possession of the Premises after the Expiration Date or sooner termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. This provision shall survive the termination or expiration of the Lease.

7.   ALTERATIONS AND ADDITIONS:

     A. Tenant's Alterations: Tenant shall not make, or suffer to be made, any alteration or addition to the Premises ("Alterations"), or any part thereof, without obtaining Landlord's prior written consent and delivering to Landlord the proposed architectural and structural plans for all such Alterations at least fifteen (15) days prior to the start of construction. If such Alterations affect the structure of the Building, Tenant additionally agrees to reimburse Landlord its reasonable out-of-pocket costs incurred in reviewing Tenant's plans. After obtaining Landlord's consent, which consent shall state whether or not Landlord will require Tenant to remove such Alteration at the expiration or earlier termination of this Lease, Tenant shall not proceed to make such Alterations until Tenant has obtained all required governmental approvals and permits, and provides Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant agrees to provide Landlord (i) written notice of the anticipated and actual start-date of the work, (ii) a complete set of half-size (15" X 21") vellum as-built drawings, and (iii) a certificate of occupancy for the work upon completion of the Alterations. All Alterations shall be constructed in compliance with all applicable building codes and laws including, without limitation, the Americans with Disabilities Act of 1990 as amended from time to time. Upon the Expiration Date, all Alterations, except movable furniture and trade fixtures, shall become a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant as provided in Section 6 above. Alterations which are not deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, walls, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense. Notwithstanding the foregoing, Tenant shall be entitled, without obtaining Landlord's consent, to make Alterations which do not affect the structure of the Building and which do not cost more than Fifty Thousand Dollars ($50,000.00) per Alteration ("Permitted Alterations"); provided, however, that Tenant shall still be required to comply with all other provisions of this paragraph, and such Permitted Alterations are subject to removal by Tenant at Landlord's election pursuant to Section 6.B. above at the expiration or earlier termination of the Lease.

     B. Free From Liens: Tenant shall keep the Premises free from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge the lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent.

     C. Compliance With Governmental Regulations: The term Laws or Governmental Regulations shall include all federal, state, county, city or governmental agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, traffic mitigation, occupational, health, or safety standards for employers, employees, landlords, or tenants. Tenant, at Tenant's sole expense shall make all repairs, replacements, alterations, or improvements needed to comply with all Governmental Regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, regulation or other requirement in its use of the Premises shall be conclusive of that fact as between Landlord and Tenant.

8.   MAINTENANCE OF PREMISES:

     A. Landlord's Obligations: Landlord at its sole cost and expense, shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation, exterior load bearing walls and roof structure of the Building Shell.

     B. Tenant's Obligations: Tenant shall clean, maintain, repair and replace when necessary the Premises and every part thereof through regular inspections and servicing, including but not limited to: (i) all plumbing and sewage facilities, (ii) all heating ventilating and air conditioning facilities and equipment, (iii) all fixtures, interior walls floors, carpets and ceilings, (iv) all windows, door entrances, plate glass and glazing systems including caulking, and skylights, (v) all electrical facilities and equipment, (vi) all automatic fire extinguisher equipment, (vii) the parking lot and all underground utility facilities servicing the Premises, (viii) all elevator equipment, (ix) the roof membrane system, and (x) all waterscape, landscaping and shrubbery. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements. With respect to items (ii), (viii) and (ix) above, Tenant shall provide Landlord a copy of a service contract between Tenant and a licensed service contractor providing for periodic maintenance of all such systems or equipment in conformance with the manufacturer's recommendations. Tenant shall provide Landlord a copy of such preventive maintenance contracts and paid invoices for the recommended work if requested by Landlord.

     C.  Landlord and Tenant's Obligations Regarding Reimbursable Operating
Costs: In addition to the direct payment by Tenant of expenses as provided in Sections 8.B, 9, 10 and 11 of this Lease, Tenant agrees to reimburse Landlord for Tenant's Allocable Share (as defined in Section 8.E below) of Reimbursable Operating Costs (as defined in Section 8.D below) resulting from Landlord payment of expenses related to the ownership and operation of the Building or Project which are not otherwise paid by Tenant directly. Tenant agrees to pay its Allocable Share of the Reimbursable Operating Costs as additional rental within thirty (30) days of written invoice from Landlord.

     D. Reimbursable Operating Costs: For purposes of calculating Tenant's Allocable Share of Building and Project Costs, the term "Reimbursable Operating Costs" is defined as all costs and expenses of the nature hereinafter described which are incurred by Landlord in connection with ownership and operation of the Building or the Project in which the Premises are located, together with such additional facilities as may be determined by Landlord to be reasonably desirable or necessary to the ownership and operation of the Building and/or Project. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business), including but not limited to the following: (i) common area utilities, including water, power, telephone, heating, lighting, air conditioning, ventilating, and Building utilities to the extent not separately metered; (ii) common area maintenance and service agreements for the Building and/or Project and the equipment therein, including without limitation, common area janitorial services, alarm and security services, exterior window cleaning, and maintenance of the sidewalks, landscaping, waterscape, roof membrane, parking areas, driveways, service areas, mechanical rooms, elevators, and the building exterior; (iii) insurance premiums and costs, including without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and, if elected by Landlord, earthquake insurance applicable to the Building or Project; (iv) repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); and (v) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Building or Project, upon the occupancy of the Building or Project and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale, transfer or other change of ownership of the Building or Project, as such taxes are levied or appear on the City and County tax bills and assessment rolls. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project. This is a "Net" Lease, meaning that Base Monthly Rent is paid to Landlord absolutely net of all costs and expenses. The provision for payment of Reimbursable Operating Costs by means of periodic payment of Tenant's Allocable Share of Building and/or Project Costs is intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project.

     E. Tenant's Allocable Share: For purposes of prorating Reimbursable Operating Costs which Tenant shall pay, Tenant's Allocable Share of Reimbursable Operating Costs shall be computed by multiplying the Reimbursable Operating Costs by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is either the total rentable square footage of the Building if the service or cost is allocable only to the Building, or the total square footage of the Project if the service or cost is allocable to the entire Project. Tenant's obligation to share in Reimbursable Operating Costs shall be adjusted to reflect the Lease Commencement and Expiration dates and is subject to recalculation in the event of expansion of the Building or Project.

     F. Waiver of Liability: Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character or by any other cause, similar or dissimilar, shall not render Landlord liable to Tenant in any respect, including damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery utilized in supplying the services listed herein break down or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease and shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantability and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing, or its failure to furnish, any of the foregoing, unless due to the active negligence or willful misconduct of Landlord.

9.   HAZARD INSURANCE:

     A. Tenant's Use: Tenant shall not use or permit the Premises, or any part thereof, to be used for any purpose other than that for which the Premises are hereby leased; and no use of the Premises shall be made or permitted, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost, comply with all requirements of any insurance company or organization necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and appurtenances.

     B. Landlord's Insurance: Landlord agrees to purchase and keep in force fire, extended coverage insurance in an amount equal to the replacement cost of the Building (not including any Tenant Improvements or Alterations paid for by Tenant from sources other than the Work Allowance) as determined by Landlord's insurance company's appraisers. At Landlord's election, such fire and property damage insurance may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, and shall contain reasonable deductibles. Additionally Landlord may maintain a policy of
(i) commercial general liability insurance insuring Landlord (and such others designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or Project in an amount as Landlord determines is reasonably necessary for its protection, and (ii) rental lost insurance covering a twelve
(12) month period. Tenant agrees to pay Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within thirty
(30) days after written invoice to Tenant. It is understood and agreed that Tenant's obligation under this Section will be prorated to reflect the Lease Commencement and Expiration Dates.

     C. Tenant's Insurance: Tenant agrees, at its sole cost, to insure its personal property, Tenant Improvements (for which it has paid from sources other than the Work Allowance), and Alterations for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with a combined single limit of not less than Five Million Dollars ($5,000,000.00). Tenant's liability insurance shall be primary insurance containing a cross-liability endorsement, and shall provide coverage on an "occurrence" rather than on a "claims made" basis. Tenant shall name Landlord and Landlord's lender as an additional insured and shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty
(30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage. Notwithstanding the above, Landlord retains the right to have Tenant provide other forms of insurance which may be reasonably required to cover future risks.

     D. Waiver: Landlord and Tenant hereby waive all rights each may have against the other on account of any loss or damage sustained by Landlord or Tenant, as the case may be, or to the Premises or its contents, which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease) as set forth above. The Parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be.

10. TAXES: Tenant shall be liable for and shall pay as additional rental, prior to delinquency, the following: (i) all taxes and assessments levied against Tenant's personal property and trade or business fixtures; (ii) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Premises or upon the occupancy of the Premises, including any substitute or additional charges which may be imposed applicable to the Lease Term; and (iii) real estate tax increases due to an increase in assessed value resulting from a sale, transfer or other change of ownership of the Premises as it appears on the City and County tax bills during the Lease Term. All real estate taxes shall be prorated to reflect the Lease Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax or any other tax, however described, is levied or assessed against Landlord as a substitute or addition, in whole or in part, for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge its pro rata share of such tax or excise on rents or other tax before it becomes delinquent; except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge its pro rata share of such tax on behalf of Landlord, then at Landlord's sole election, Landlord may increase the Base Monthly Rent by the exact amount of such tax and Tenant shall pay such increase. If by virtue of any application or proceeding brought by Landlord, there results a reduction in the assessed value of the Premises during the Lease Term, Tenant agrees to pay Landlord a fee consistent with the fees charged by a third party appeal firm for such services.

11. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, electric, telephone, and other utilities supplied to the Premises. Landlord shall not be liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or the utility company's failure to furnish utilities to the Premises, and in such event Tenant shall not be entitled to abatement or reduction of any portion of Base Monthly Rent or any other amount payable under this Lease. The foregoing notwithstanding, if the Premises are not supplied with any or all of the Utilities and such failure is due to the active negligence or willful misconduct of Landlord, Tenant shall be entitled to an abatement of rent unless such utility or utilities are restored within two (2) business days.

12.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

     A. Tenant's Responsibility: Without the prior written consent of Landlord, Tenant or Tenant's agents, employees, contractors and invitees ("Tenant's Agents") shall not bring, use, or permit upon the Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Division 22 Title 26 of the California Code of Regulations as the same may be amended from time to time or any wastes, materials or substances which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements. ("Hazardous Materials") except for those substances customary in typical office uses for which no consent shall be required. In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises or such consent is not required, Tenant represents and warrants that it shall comply with all Governmental Regulations applicable to Hazardous Materials including doing the following: (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling of Hazardous Materials on the Premises; (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards;
(iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting, generating, creating, releasing, emitting or disposing of Hazardous Materials; and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.

     B. Tenant's Indemnity Regarding Hazardous Materials: Tenant shall, at its sole cost and expense, comply with all laws pertaining to, and shall with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and Landlord's trustees, shareholders, directors, officers, employees, partners, affiliates, and agents from, any claims, liabilities, costs or expenses incurred or suffered arising from the bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by Tenant or Tenant's Agents, employees or invitees through the surface soils of the Premises during the Lease Term or the violation of any Governmental Regulation or environmental law, by Tenant or Tenant's Agents. Tenant's indemnification, defense, and hold harmless obligations include, without limitation, the following: (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation now or hereafter in effect; (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source;
(iii) all costs of defending such claims; (iv) losses attributable to diminution in the value of the Premises or the Building; (v) loss or restriction of use of rentable space in the Building; (vi) Adverse effect on the marketing of any space in the Building; and (vi) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This Section 12.B shall survive the expiration or termination of this Lease.

Landlord shall indemnify, defend and hold Tenant harmless from losses arising from Hazardous Materials on, in or under the Premises: (i) prior to the Commencement Date; or (ii) as a result of Landlord action after the Commencement Date. In no event, however, shall Landlord be liable for any consequential damages suffered or incurred by Tenant as a result of any such presence of Hazardous Materials.

     C. Actual Release by Tenant: Tenant agrees to notify Landlord of any lawsuits or orders which relate to the remedying of or actual release of Hazardous Materials on or into the soils or ground water at or under the Premises. Tenant shall also provide Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty (20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations, ordinances or orders, the violation of which or failure to comply with poses a foreseeable and material risk of contamination of the ground water or injury to humans (other than injury solely to Tenant or Tenant's Agents).

        In the event of any release on or into the Premises or into the soil or ground water under the Premises, the Building or the Project of any Hazardous Materials used, treated, stored or disposed of by Tenant or Tenant's Agents, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials Tenant shall immediately give verbal and follow-up written notice of the release to Landlord, and Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify, defend and hold

Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

     In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Section 12.C concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to this Lease.

     D. Environmental Monitoring: Landlord and its agents shall have the right to inspect, investigate, sample and monitor the Premises including any air, soil, water, ground water or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this Section 12. If Landlord discovers that Tenant is not in compliance with the terms of this Section 12, any such costs incurred by Landlord, including attorneys' and consultants' fees, shall be due and payable by Tenant to Landlord within five (5) days following Landlord's written demand therefore.

13. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (i) Tenant's failure to pay the Base Monthly Rent including additional rent or any other payment due under this Lease, where such failure continues for ten (10) days beyond Tenant's receipt of written notice from Landlord that such amount is due, (ii) the abandonment or vacation of the Premises by Tenant; (iii) Tenant's failure to observe and perform any other required provision of this Lease, where such failure continues for thirty (30) days after written notice from Landlord, provided that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Tenant shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion; (iv) Tenant's making of any general assignment for the benefit of creditors; (v) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); (vi) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (vii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

     A. Remedies: In the event of any such default by Tenant, then in addition to other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event Landlord elects to so terminate this Lease, Landlord may recover from Tenant all the following: (i) the worth at time of award of any unpaid rent which had been earned at the time of such termination; (ii) the worth at time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; including the following: (x) expenses for repairing, altering or remodeling the Premises for purposes of reletting, (y) broker's fees, advertising costs or other expenses of reletting the Premises, and (z) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law. The term "rent", as used herein, is defined as the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to this Lease, all such other sums being deemed as additional rent due hereunder. As used in (i) and (ii) above, "worth at the time of award" shall be computed by allowing interest at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (iii) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

     B. Right to Re-enter: In the event of any such default by Tenant, Landlord shall have the right, after terminating this Lease, to re-enter the Premises and remove all persons and property. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and disposed of by Landlord in any manner permitted by law.

     C. Abandonment: If Landlord does not elect to terminate this Lease as provided in Section 13.A or 13.B above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. In the event that Landlord elects to so relet, rentals received by Landlord from such reletting shall be applied in the following order to: (i) the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; (ii) the payment of any cost of such reletting; (iii) the payment of the cost of any alterations and repairs to the Premises; and (iv) the payment of Base Monthly Rent due and unpaid hereunder. The residual rentals, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Landlord shall the obligation to market the space but shall have no obligation to relet the Premises following a default if Landlord has other comparable available space within the Building or Project. In the event the portion of rentals received from such reletting which is applied to the payment of rent hereunder during any month be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     D. No Termination: Landlord's re-entry or taking possession of the Premises pursuant to 13.B or 13.C shall not be construed as an election to terminate this Lease unless written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

     E. Non-Waiver: Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand. Furthermore, the Landlord's acceptance of rent from the Tenant when the Tenant is holding over without express written consent does not convert Tenant's Tenancy from a tenancy at sufferance to a month to month tenancy. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such waiver shall affect only the provision specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises. Landlord's consent to or approval of any act by Tenant which requires Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     F. Performance by Landlord: If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may, after ten (10) days prior written notice to Tenant, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance, including interest at the Agreed Interest Rate (as defined in Section 19.J) within ten (10) days of Landlord's written notice for such payment.

     G. Habitual Default: The provisions of Section 13 notwithstanding, the Parties agree that if Tenant shall have defaulted in the performance of any (but not necessarily the same) monetary term or condition of this Lease for four or more times during any twelve (12) month period during the Lease Term, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by Tenant, which work a hardship upon Landlord and deprive Landlord of Tenant's timely performance under this Lease.

14.  LANDLORD'S LIABILITY:

     A. Limitation on Landlord's Liability: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third-party beneficiary hereof. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee's interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit. Tenant further waives any right to terminate this Lease and to vacate the Premises on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief.

     B. Limitation on Tenant's Recourse: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity, then (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives except to the extent of their interest in the Premises. Tenant shall have recourse only to the interest of Landlord in the Premises or for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

     C. Indemnification of Landlord: As a material part of the consideration rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord, and their shareholders, directors, officers, trustees, employees, partners, affiliates and agents from any claims, liabilities, costs or expenses incurred or suffered arising from the use of occupancy of the Premises or any part of the Project by Tenant or Tenant's Agents, the acts or omissions of Tenant or Tenant's Agents, Tenant's breach of this Lease, or any damage or injury to person or property from any cause, except to the extent caused by the willful misconduct or active negligence of Landlord or from the failure of Tenant to keep the Premises in good condition and repair as herein provided, except to the extent due to the gross negligence or willful misconduct of Landlord. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant and Tenant's Agents, Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

15.  DESTRUCTION OF PREMISES:

     A. Landlord's Obligation to Restore: In the event of a destruction of the Premises during the Lease Term Landlord shall repair the same to a similar condition to that which existed prior to such destruction. Such destruction shall not annul or void this Lease; however, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while repairs are being made, such proportionate reduction to be based upon the extent to which the repairs interfere with Tenant's business in the Premises, as reasonably determined by Landlord and Tenant. In no event shall Landlord be required to replace or restore Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance or Tenant's fixtures or personal property. With respect to a destruction which Landlord is obligated to repair or may elect to repair under the terms of this Section, Tenant waives the provisions of Section 1932, and Section 1933, Subdivision 4, of the Civil Code of the State of California, and any other similarly enacted statute, and the provisions of this Section 15 shall govern in the case of such destruction.

     B. Limitations on Landlord's Restoration Obligation: Notwithstanding the provisions of Section 15.A, Landlord shall have no obligation to repair, or restore the Premises if any of the following occur: (i) if the repairs cannot be made in one hundred eighty (180) days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, as reasonably determined by Landlord,
(ii) if the holder of the first deed of trust or mortgage encumbering the Building elects not to permit the insurance proceeds payable upon damage or destruction to be used for such repair or restoration, (iii) the damage or destruction is not fully covered by the insurance maintained by Landlord, (iv) the damage or destruction occurs in the last twenty four (24) months of the Lease Term (unless Tenant has exercised or exercises, within five (5) business days, an option to extend the Lease Term), (v) Tenant is in default pursuant to the provisions of Section 13, or (vi) Tenant has vacated the Premises for more than ninety (90) days. In any such event Landlord may elect either to (i) complete the repair or restoration, or (ii) terminate this Lease by providing Tenant written notice of its election within sixty (60) days following the damage or destruction. In the event of the occurrence of (i) or (iv) above, Tenant also shall have the right to terminate this Lease by providing Landlord written notice of its election within sixty (60) days following the damage or destruction.

16. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the day before title vests in the condemnor or purchaser ("Vesting Date") and Base Monthly Rent payable hereunder shall be adjusted so that Tenant is required to pay for the remainder of the Lease Term only such portion of Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking. Further, in the event of such partial taking, Landlord shall have the option to terminate this Lease as of the Vesting Date to the part of the Premises condemned. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall terminate on the Vesting Date. If part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto. Notwithstanding the foregoing, Tenant: (i) shall be entitled to a separate award for any increased rent Tenant becomes obligated to pay as a result of such taking for the remainder of the Lease Term, and (ii) shall have the right to make a separate claim in any condemnation proceeding for the taking of the unamortized or undepreciated value of the Tenant Improvements and Alterations owned by Tenant which Tenant may remove at the expiration or earlier termination of this Lease, reasonable removal and relocation costs for any improvements Tenant has the right to remove and elects to remove, relocation costs, the claim for which Tenant may pursue by separate action independent of this Lease and any other amount that does not reduce the amount of the award payable to Landlord. Tenant shall have the right to negotiate directly with the condemnor for the recovery of the portion of the award that Tenant is entitled to under subsection (ii) above. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue, and the provisions of this Section 16 shall govern in the case of a taking.

17.  ASSIGNMENT OR SUBLEASE:

     A. Consent by Landlord: Except as specifically provided in Section 17.E. below, Tenant may not assign, sublet, hypothecate, or allow a third party to use the Premises without the express written consent of Landlord. In the event Tenant desires to assign this Lease or any interest herein or sublet the Premises or any part thereof, Tenant shall deliver to Landlord (i) executed counterparts of any agreement and of all ancillary agreements with the proposed assignee/subtenant, (ii) current financial statements of the transferee covering the preceding three years, (iii) the nature of the proposed transferee's business to be carried on in the Premises, (iv) a statement outlining all consideration to be given on account of the Transfer, and (v) a current financial statement of Tenant. Landlord may condition its approval of any Transfer on receipt of a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such Transfer. At Landlord's request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall have ten (10) business days following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) terminate this Lease for such part of the Premises (provided, however, that Landlord shall have no such right to terminate for any sublease or assignment expiring more than two (2) years prior to the Lease Expiration Date); (ii) permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice; or
(iii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within the 10 business-day period, Landlord shall be deemed to have elected option (iii) above. In the event Landlord elects option (i) above, this Lease shall expire with respect to such part of the Premises on the date upon which the proposed sublease or transfer was to commence, and from such date forward, Base Monthly Rent and Tenant's Allocable Share of all other costs and charges shall be adjusted based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Building. In the event Landlord elects option (ii) above, Landlord's written consent to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon the condition that: (i) the proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) the proposed assignee or subtenant is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease and Landlord has been furnished with reasonable proof thereof; (iii) the proposed assignment or sublease is in form reasonably satisfactory to Landlord; (iv) the amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current "Fair Market Rental" as defined in Section 18.A below; (v) Tenant reimburses Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and (vi) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to Landlord. In the event all or any one of the foregoing conditions are not satisfied, Landlord shall be considered to have acted reasonably if it withholds its consent.

     B. Assignment or Subletting Consideration: Landlord and Tenant hereby agree that fifty percent (50%) of any rent or other economic consideration (i) realized by Tenant under any sublease or assignment, or (ii) realized by any subtenant under any sub-sublease of the Premises, in excess of the Base Monthly Rent payable hereunder and reasonable subletting and assignment costs, and other costs incurred as a direct result of the sublease or assignment, shall be paid to Landlord. Tenant's obligation to pay over Landlord's portion of the consideration constitutes an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of excess rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the Parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve it of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

     C. No Release: Any assignment or sublease shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent by Landlord from any subtenant or assignee, Tenant and any guarantor shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming compensation in connection with the proposed assignment or sublease.

     D. Reorganization of Tenant: The provisions of this Section 17.D shall apply if Tenant is a corporation and: (i) there is a dissolution, merger, consolidation, or other reorganization of or affecting Tenant, where Tenant is not the surviving corporation, or (ii) there is a sale or transfer to one person or entity (or to any group of related persons or entities) of stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, and after such sale or transfer of stock Tenant's stock is no longer publicly traded. In a transaction under clause (i) the surviving corporation shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such surviving corporation assumes the obligations of Tenant hereunder, and in a transaction under clause (ii) the transferee or buyer shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such transferee or buyer assumes the obligations of Tenant under the Lease.

     E. Permitted Transfers: Notwithstanding anything contained in this Section 17, so long as Tenant otherwise complies with the provisions of this Article, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior consent, and Landlord shall not be entitled to terminate the Lease or to receive any part of any subrent resulting therefrom that would otherwise be due pursuant to Sections 17.A and 17.B. Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%; (ii) a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and (iii) a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

     F. Effect of Default: In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease, and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in Section 13 above. A termination if the Lease due to Tenant's default shall not automatically terminate an assignment or sublease then in existence; rather at Landlord's election, such assignment or sublease shall survive the Lease termination, the assignee or subtenant shall attorn to Landlord, and Landlord shall undertake the obligations of Tenant under the sublease or assignment; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the subtenant or assignee, or for any acts or omissions of Tenant and Tenant's Agents.

     G. Conveyance by Landlord: As used in this Lease, the term "Landlord" is defined only as the owner for the time being of the Premises, so that in the event of any sale or other conveyance of the Premises or in the event of a master lease of the Premises, Landlord shall be entirely freed and relieved of all its covenants and obligations hereunder, and it shall be deemed and construed, without further agreement between the Parties and the purchaser at any such sale or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the transferor shall be discharged from any further liability in reference thereto.

     F. Successors and Assigns: Subject to the provisions this Section 17, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all Parties hereto; and all Parties hereto comprising Tenant shall be jointly and severally liable hereunder.

18.  OPTION TO EXTEND THE LEASE TERM:

     A. Grant and Exercise of Option: Provided Tenant simultaneously exercises its options for Buildings A, B, C, and D, Landlord grants to Tenant, subject to the terms and conditions set forth in this Section 18.A, two (2) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"). Each Option Term shall be for a period of eighty four (84) months and shall be exercised, if at all, by written notice to Landlord no earlier than eighteen
(18) months prior to the date the Lease Term would expire but for such exercise but no later than twelve (12) months prior to the date the Lease Term would expire but for such exercise, time being of the essence for the giving of such notice. If Tenant exercises the Option, all of the terms, covenants and conditions of this Lease except for the grant of additional Options pursuant to this Section, provided that Base Monthly Rent for the Premises payable by Tenant during the Option Term shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term, and (ii) ninety five percent (95%) of the Fair Market Rental as hereinafter defined. Notwithstanding anything herein to the contrary, (i) if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, or (ii) if the net worth of Tenant as reported in Tenant's most recent financial statements is less than the net worth of Tenant as of the date of execution of this Lease, then Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the Lease Term shall not be extended pursuant to this Section 18.A. As used herein, the term "Fair Market Rental" is defined as the rental and all other monetary payments, including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon the current use and other potential uses of the Premises, as determined by the rents then being obtained for new leases of space comparable in age and quality to the Premises in the same real estate submarket as the Building. The appraisers shall be instructed that the foregoing five percent (5%) discount is intended to offset comparable rents that include the following costs which Landlord will not incur in the event Tenant exercises its option (i) brokerage commissions, (ii) tenant improvement allowances, (iii) building improvement costs, and (iv) vacancy costs.

     B. Determination of Fair Market Rental: If Tenant exercises the Option, Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the Exercise Date. If Tenant disputes Landlord's determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section 18.C below. If Tenant does not send Landlord a notice as provided in the previous sentence, Landlord's determination of Fair Market Rental shall be the Base Monthly Rent payable by Tenant during the Option Term. If Tenant elects to resolve the disagreement as provided in Section 18.C and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord as Base Monthly Rent the Fair Market Rental as determined by Landlord in the manner provided above. If the Fair Market Rental as finally determined pursuant to Section 18.C is greater than Landlord's determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C within thirty (30) days after such determination. If the Fair Market Rental as finally determined in Section 18.C is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C shall be credited against the next installments of Base Monthly Rent due from Tenant to Landlord hereunder.

     C. Resolution of a Disagreement over the Fair Market Rental: Any disagreement regarding Fair Market Rental shall be resolved as follows:

         1. Within thirty (30) days after Tenant's response to Landlord's notice setting forth the Fair Market Rental, Landlord and Tenant shall meet at a mutually agreeable time and place, in an attempt to resolve the disagreement.

         2. If within the 30-day period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market Rental. Each such appraiser shall arrive at a determination of Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described above.

         3. If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%), the average of the two shall be deemed as Fair Market Rental. If the two appraisals differ by more than 10%, the appraisers shall immediately select a third appraiser who shall, within thirty (30) days after his selection, make and submit to Landlord and Tenant a determination of Fair Market Rental. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be Fair Market Rental.

         4. All appraisers specified pursuant to this Section shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

         D. Personal to Tenant: All Options provided to Tenant in this Lease are personal and granted to Nvidia Corporation and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole and absolute discretion. In the event Tenant has multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been properly exercised.

19.  General Provisions:

         A. Attorney's Fees: In the event a suit or alternative form of dispute resolution is brought for the possession of the Premises, for the recovery of any sum due hereunder, to interpret the Lease, or because of the breach of any other covenant herein; then the losing party shall pay to the prevailing party reasonable attorney's fees including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney's fees incurred in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is severable from all other provisions of this Lease.

         B. Authority of Parties: Tenant represents and warrants that it is duly formed and in good standing, and is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. At Landlord's request, Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of the Lease.

         C. Brokers: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than CPS

Commercial Real Estate and Tenant agrees to indemnify, defend and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant.

     D. Choice of Law: This Lease shall be governed by and construed in accordance with California law. Except as provided in Section 19.E, venue shall be Santa Clara County.

     E. Dispute Resolution: Landlord and Tenant and any other party that may become a party to this Lease or be deemed a party to this Lease including any subtenants agree that, except for any claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court (which small claims court shall be the sole court of competent jurisdiction), any controversy, dispute, or claim of whatever nature arising out of, in connection with or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by J.A.M.S. or another judicial mediation service mutually acceptable to the parties located in Santa Clara County, California. The dispute resolution process shall involve first, mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then existing rules and practices of J.A.M.S. or other judicial mediation service selected. In the event of any dispute subject to this provision, either party may initiate a request for mediation and the parties shall use reasonable efforts to promptly select a J.A.M.S. mediator and commence the mediation. In the event the parties are not able to agree on a mediator within thirty (30) days, J. A. M. S. or another judicial mediation service mutually acceptable to the parties shall appoint a mediator. The mediation shall be confidential and in accordance with California Evidence Code ss. 1119 et. seq. The mediation shall be held in Santa Clara County, California and in accordance with the existing rules and practice of J. A. M. S. (or other judicial and mediation service selected). The parties shall use reasonable efforts to conclude the mediation within sixty (60) days of the date of either party's request for mediation. The mediation shall be held prior to any arbitration or court action (other than a claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court which are not subject to this mediation/arbitration provision and may be filed directly with a court of competent jurisdiction). Should the prevailing party in any dispute subject to this Section 19.E attempt an arbitration or a court action before attempting to mediate, the prevailing party shall not be entitled to attorney's fees that might otherwise be available to them in a court action or arbitration and in addition thereto, the party who is determined by the arbitrator to have resisted mediation, shall be sanctioned by the arbitrator or judge.

IF A MEDIATION IS CONDUCTED BUT IS UNSUCCESSFUL, IT SHALL BE FOLLOWED BY FINAL AND BINDING ARBITRATION ADMINISTERED BY AND IN ACCORDANCE WITH THE THEN EXISTING RULES AND PRACTICES OF J.A.M.S. OR THE OTHER JUDICIAL AND MEDIATION SERVICE SELECTED, AND JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF AS PROVIDED BY CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 ET. SEQ, AS SAID STATUTES THEN APPEAR, INCLUDING ANY AMENDMENTS TO SAID STATUTES OR SUCCESSORS TO SAID STATUTES OR AMENDED STATUTES, EXCEPT THAT IN NO EVENT SHALL THE PARTIES BE ENTITLED TO PROPOUND INTERROGATORIES OR REQUEST FOR ADMISSIONS DURING THE ARBITRATION PROCESS. THE ARBITRATOR SHALL BE A RETIRED JUDGE OR A LICENSED CAlIFORNIA ATTORNEY. THE VENUE FOR ANY SUCH ARBITRATION OR MEDIATION SHALL BE IN SANTA CLARA COUNTY, CALIFORNIA.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE

MATTERS INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

LANDLORD:  ______                                      TENANT:  _______

     F. Entire Agreement: This Lease and the exhibits attached hereto contains all of the agreements and conditions made between the Parties hereto and may not be modified orally or in any other manner other than by written agreement signed by all parties hereto or their respective successors in interest. This Lease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant.

     G. Entry by Landlord: Upon prior notice to Tenant and subject to Tenant's reasonable security regulations, Tenant shall permit Landlord and his agents to enter into and upon the Premises at all reasonable times, and without any rent abatement or reduction or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, for the following purposes:
(i) inspecting and maintaining the Premises; (ii) making repairs, alterations or additions to the Premises; (iii) erecting additional building(s) and improvements on the land where the Premises are situated or on adjacent land owned by Landlord; (iv) performing any obligations of Landlord under the Lease including remediation of Hazardous Materials if determined to be the responsibility of Landlord, (v) posting and keeping posted thereon notices of non-responsibility for any construction, alteration or repair thereof, as required or permitted by any law, and (vi) showing the Premises to Landlord's or the Master Landlord's existing or potential successors, purchaser, tenants and lenders. Tenant shall permit Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

     H. Estoppel Certificates: At any time during the Lease Term, Tenant shall, within ten (10) days following written notice from Landlord, execute and deliver to Landlord a written statement certifying, if true, the following: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on Landlord's part hereunder (or specifying such defaults if they are claimed); and (iv) such other information as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of Landlord's interest in the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that this Lease is in full force and effect without modification, except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance. Tenant agrees to provide, within five (5) days of Landlord's request, Tenant's most recent three (3) years of audited financial statements for Landlord's use in financing or sale of the Premises or Landlord's interest therein.

     I. Exhibits: All exhibits referred to are attached to this Lease and incorporated by reference.

     J. Interest: All rent due hereunder, if not paid when due, shall bear interest at the rate of the Reference Rate published by Bank of America, San Francisco Branch, plus two percent (2%) per annum from that date until paid in full ("Agreed Interest Rate"). This provision shall survive the expiration or sooner termination of the Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

     K. Modifications Required by Lender: If any lender of Landlord or ground lessor of the Premises requires a modification of this Lease that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) days after the request.

     L. No Presumption Against Drafter: Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both Parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

     M. Notices: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in Section 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

     N. Property Management: In addition, Tenant agrees to pay Landlord along with the expenses to be reimbursed by Tenant a monthly fee for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), in the amount of two percent (2%) of the Base Monthly Rent.

     O. Rent: All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as "additional rent", shall be deemed as rent.

     P. Representations: Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

     Q. Rights and Remedies: Subject to Section 14 above, All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law, and are in addition to all other rights and remedies in law and in equity.

     R. Severability: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

     S. Submission of Lease: Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

     T. Subordination: This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrances ("Holder") require that this Lease be prior and superior thereto, within seven (7) days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default and continues to pay Base Monthly Rent and additional rent and observes and performs all required provisions of this Lease. Within ten (10) days after Landlord's written request, Tenant shall execute any documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such encumbrance.

     U. Survival of Indemnities: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

     V.   Time: Time is of the essence hereunder.

     W. Transportation Demand Management Programs: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or programs, Tenant agrees that the cost of TDM imposed facilities and programs required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be paid by Tenant. Further, any ongoing costs or expenses associated with a TDM program which are required for the Premises and not provided by Tenant, such as an on-site TDM coordinator, shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant within thirty (30) days after demand. If TDM facilities and programs are instituted on a Project wide basis, Tenant shall pay its proportionate share of such costs in accordance with
Section 8 above.

     X. Waiver of Right to Jury Trial: Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

21.  RIGHT OF FIRST OFFER TO PURCHASE:

          A. Grant and Exercise of Option: In the event Landlord elects to sell the Building either separately or as part of a larger sale including other building(s) within the Project ("Offered Property"), Landlord (referred hereinafter in this Section 21 as "Seller") hereby grants Tenant a right of first offering to purchase. Prior to Seller committing to sell its interest in the Offered Property to a third party, Seller shall give Tenant written notice of such desire and the terms and other information under which Seller intends to sell the Offered Property. Provided at the time of such written notice: (i) Tenant leases at least two buildings within the Project; and (ii) Tenant is not in default under the Lease beyond the expiration of any applicable cure period, Tenant shall have the option, which must be exercised, if at all, by written notice to Seller within thirty (30) days after Tenant's receipt of Seller's notice, to purchase its interest in the Offered Property at the sales price and terms of sale specified in the notice. In the event Tenant timely exercises such option to purchase its interest in the Offered Property, Seller shall sell its interest in the Offered Property to Tenant, and Tenant shall purchase its interest in the Offered Property from Seller in accordance with the price and terms specified in Seller's notice. Seller and Tenant shall, in good faith, attempt to reach agreement on the terms of a mutually acceptable purchase agreement consistent with the terms set forth in Seller's notice within thirty
(30) days of Seller's notice. In the event (i) Seller and Tenant are unable to reach agreement on a mutually acceptable purchase agreement within such thirty
(30) day period or (ii) Tenant fails to exercise Tenant's option within said thirty (30) day period, Seller shall have one hundred eighty (180) days thereafter to sell its interest in the Offered Property at no less than ninety five percent (95%) of the sales price and upon substantially the same other terms of sale as specified in the notice to Tenant. In the event Seller fails to sell its interest in the Offered Property within said one hundred eighty (180) day period or in the event Seller proposes to sell its interest in the Offered Property at less than ninety five percent (95%) of the sales price or on other material terms which are more favorable to the prospective buyer than that proposed to Tenant, Seller shall be required to resubmit such offer to Tenant in accordance with this Right of First Offering except that Tenant shall be required to respond to any resubmission within a seven (7) day period.

          B. Exclusions: This Right of First Offering shall automatically terminate, (i) upon the expiration or sooner termination of the Lease, or (ii) in the event of a foreclosure or other involuntary transfer of Landlord's interest in the Building. Further, this Right of First Offering shall not apply to transfers (but shall survive such transfers ) of all or a portion of the Building or Project to (i) John A. Sobrato and/or John M. Sobrato (individually and collectively "Sobrato"), and (ii) any immediate family member of Sobrato, and (iii) any trust established, in whole or in art, for the benefit of Sobrato and/or any immediate family member of Sobrato, (iv) any partnership in which Sobrato or any immediate family member, either directly or indirectly (e.g., through a partnership or corporate entity or a trust) retains a general partner interest, and/or (v) any corporation under the control, either directly or indirectly, by Sobrato or any immediate family member of Sobrato.

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

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

Landlord: Sobrato Interests III,        Tenant: Nvidia Corporation,
a California Limited Partnership        a Delaware Corporation


By:  /s/ John Michael Sobrato                * By: /s/ Jen-Hsun Huang
     _____________________________                 _____________________________
Its:                                         Its:
     _____________________________                 _____________________________

                                             * By: /s/ Christine B. Hoberg
                                                   _____________________________
                                             Its:
                                                   _____________________________


* NOTE: This lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president, or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer and in such event, Tenant must deliver to Landlord a certified copy of a corporate resolution authorizing the signatory to execute this Lease.

                      EXHIBIT "A" - BUILDING AND PROJECT

        EXHIBIT "B" - Declaration of Covenants, Codes and Restrictions
                               (to be attached)

                     EXHIBIT "C" - Draft Letter of Credit

                    EXHIBIT "D" - Building Shell Definition

1.   Building Structure

(a) Foundations including footings, grade beams, or other building foundation components required to support the building structure.

(b) Five inch (5") thick concrete slab on grade with welded wire mesh and any other reinforcing or structural connections that may be necessary or required as specified by structural engineer.

(c) Complete structural framing system comprised of rolled steel beams, columns, and braced-frame steel construction with corrugated metal deck and concrete fill, all members required by code to be fireproofed. Upper floor systems provide a minimum of 3" concrete over metal deck and are designed for an 80 lb. live load plus 20 lb. partition load. Structural framing will include intermediate beams for HVAC units at the roof, and for major shafts on each floor.

(d) Performance glass with GFRC, stone, aluminum and stainless steel exterior building skin. All exterior doors, door closer and locking devices as necessary.

(e) Four (4) ply built up roofing by Owens-Corning, John Manville, or equal and all flashings over a perlite board and corrugated metal deck roof assembly. Title 24 code required roof insulation is included.

(f) Exterior painting of all non-finished metals and caulking of all exterior joints.

(g)  Concrete pan-filled stairs in the interior core of each building, and two
(2) concrete pan-filled stair sets at the Building perimeter.

(h)  Riser for building sprinkler system (no sprinkler grid or drops).

2.   Sitework

(a) All work outside the building perimeter walls shall be considered site work for the Building Shell and

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

shall include asphalt concrete paving, parking (including a parking structure), landscaping, landscape irrigation, storm drainage, utility service laterals, curbs, gutters, sidewalks, retaining walls, planters, trash enclosures, parking lot and landscape lighting and other exterior lighting per code.

(b) Paving sections for automobile and truck access shall be according to the Geologic Soils Report.

(c)   All parking lot striping to include handicap spaces and signage.

(d) Underground site storm drainage system shall be connected to the city storm system main.

3.   Plumbing

(a) Underground sanitary sewer laterals connected to the city sewer main in the street and stubbed to the core of the building.

(b) Domestic water mains connected to the city water main in the street and stubbed to the building.

(c) Roof drain leaders and downspouts piped and connected to the site storm drainage system.

(d) Gas lines connected to the city or public utility mains and run to gas meters adjacent to, and in close proximity to the building. Meter supplied by utility company.

4.   Electrical

(a) A primary and secondary electrical service from the street to the building electrical room limited to underground conduit, pull-string, and transformer pad. Transformer supplied by utility company.

(b) Two 4" underground conduit from the street to the building for telephone trunk lines by Pacific Bell.

(c) An electrically operated landscape irrigation system, with controller, that is a complete and functioning system.

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

(d) Underground conduit with pull-string from the building to the main fire protection system post indicated valve (PIV) for installation of supervisory alarm wiring.

6.   General

(a) All construction shall conform to State and Local Building Codes, Title 24 Regulations, and shall be ADA Compliant.

All other costs shall be deemed Tenant Improvements.

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